Exhibit 10.41
July 14, 2008
Via Email
George Resta
854 St. Edmund Place
Annapolis, MD 21407

Re:	Notice of Extension Convertible Promissory Note dated March 1, 2008
Dear Mr. Resta,
Pursuant to paragraph “3” of the aforementioned promissory note, Ecology Coatings (the “Company) does hereby elect to extend the term of the note until June 30, 2008. In connection therewith, the Company has issued you an option to purchase Fifteen Thousand (15,000) shares of the Company’s common stock. That option grant is included herein for your review and consideration. Please execute and return at your earliest convenience.
Thank you for your time in addressing this matter.
Yours very truly,
Adam S. Tracy, Esq.
Vice President, General Counsel & Secretary
cc
Richard D. Stromback
enc (1)